Exhibit 99.5

FORM OF NOTICE TO CLIENTS OF STOCKHOLDERS WHO ARE ACTING AS NOMINEES

BLUE APRON HOLDINGS, INC.

An Aggregate of $45,000,000 in Non-Transferable Subscription Rights to Purchase Units, at a Subscription Price of $ [•] per Unit, Each Consisting of (i) the Applicable Fraction of one share of Class A common stock, (ii) one warrant to purchase the Applicable Fraction of 0.8 of one share of Class A common stock at an exercise price of $15.00 per share, (iii) one warrant to purchase the Applicable Fraction of 0.4 of one share of Class A common stock at an exercise price of $18.00 per share, and (iv) one warrant to purchase the Applicable Fraction of 0.2 of one share of Class A common stock at an exercise price of $20.00 per share

Distributed to Shareholders and eligible warrant holders

of Blue Apron Holdings, Inc.

[ ], 2021

To Our Clients:

Enclosed for your consideration are a prospectus, dated [ ], 2021 (the “Prospectus”), and the “Instructions as to Use of Rights Certificates” relating to the distribution (the “Rights Offering”) by Blue Apron Holdings, Inc., a company incorporated under the laws of Delaware (“we,” “us,” “our” or the “Company”). In the Rights Offering, we are distributing, at no charge to the holders of record as of 5:00 p.m., New York City time, on [•], 2021 (the “record date”) of (a) our outstanding shares of Class A common stock, par value $0.0001 per share and (b) certain outstanding warrants to purchase shares of our Class A common stock held by our lenders (“Lender Warrants”), which are entitled to participate alongside our holders of common stock in this offering (the securities in clauses (a) and (b), collectively, the “Eligible Securities” and the holders of the Eligible Securities, collectively, the “Eligible Securityholders”).

Each subscription right entitles an Eligible Securityholder to purchase one (1) Unit consisting of (i) the Applicable Fraction of one share of Class A common stock, (ii) one warrant to purchase the Applicable Fraction of 0.8 of one share of Class A common stock at an exercise price of $15.00 per share, (iii) one warrant to purchase the Applicable Fraction of 0.4 of one share of Class A common stock at an exercise price of $18.00 per share, and (iv) one warrant to purchase the Applicable Fraction of 0.2 of one share of Class A common stock at an exercise price of $20.00 per share. If all Eligible Securityholders exercise their subscription rights in full, we would issue in connection with the Rights Offering, in the aggregate, a maximum of 4,500,000 shares of Class A common stock and Rights Offering Warrants to purchase an additional 6,300,000 shares of Class A common stock. The Applicable Fraction is equal to [•], which was calculated by dividing (a) $45.0 million by (b) the product of (i) the effective purchase price for one share of Class A common stock and associated warrants of $10.00 and (ii) [•], the number of shares of Class A common stock held (or issuable upon exercise of the Lender Warrants) by the Eligible Securityholders as of the record date. The cash exercise price of each subscription right is $[•] which equals $10.00 for one share of Class A common stock and associated warrants multiplied by the Applicable Fraction. The subscription rights and Units are described in the Prospectus.

The subscription rights may be exercised at any time during the Subscription Period, which will commence on [ ], 2021, and will expire at 5:00 p.m., Eastern time, on [ ], 2021, unless we extend such period. We do not currently intend to extend the Subscription Period. If you elect to exercise any subscription rights, Computershare Trust Company, N.A. (the “Subscription Agent”), must receive all required documents and payments from you at or prior to the Expiration Time. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, but, in each case, which satisfies the minimum subscription amount, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the Subscription Price for the full exercise of your subscription rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty. If you send a payment that is insufficient to exercise the minimum subscription amount or are otherwise ineligible to exercise subscription rights, your subscription rights will not be exercised and your entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following 5:00pm Eastern time on [•], 2021, unless we extend such period (the “Expiration Time”). You will not receive interest on any payments refunded to you under the Rights Offering. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful. If you elect to exercise any subscription rights and timely submit all required documents and payment prior to the Expiration Time, your subscription rights will be considered exercised at the Expiration Time.

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from subscription right holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the subscription rights, you will not be able to participate in the Rights Offering.

Subject to satisfying the minimum subscription amount, you may exercise all or a portion of your subscription rights for whole Units or you may choose not to exercise any of your subscription rights at all. Please see the discussion of risk factors related to the Rights Offering, including no revocation of your decision to exercise, under the heading “Risk Factors—Risks Related to this Capital Raise,” in the Prospectus.

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke, cancel or change the exercise of your subscription rights or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.

The subscription rights will be evidenced by a rights certificate registered in the name of the record holder. THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. THE SUBSCRIPTION RIGHTS MAY ONLY BE EXERCISED PURSUANT TO YOUR INSTRUCTIONS BY US AS THE RECORD OWNER. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the Prospectus. We urge you to read the Prospectus carefully before instructing us to exercise your subscription rights.

If you wish to have us exercise the subscription rights for any Units to which you are entitled, please so instruct us by completing, executing and returning to us the enclosed Beneficial Owner Election form.

Your Beneficial Owner Election form should be forwarded to us as promptly as possible in order to permit us to exercise your subscription rights on your behalf in accordance with the provisions of the Rights Offering. The subscription rights will expire at the end of the Subscription Period, however, we may require you to submit your forms to us at an earlier date. Please contact us for our deadline with respect to your submission of the Beneficial Owner Election form.

Additional copies of the enclosed materials may be obtained from the information agent for the Rights Offering, Georgeson LLC (the “Information Agent”), by calling 800-903-2897 (toll free in the U.S. and Canada) or +1 781-575-2137 (for calls outside the U.S. and Canada). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Very truly yours,

Blue Apron Holdings, Inc.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF THE COMPANY, DATED [ ], 2021 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY CALLING 800-903-2897 (TOLL FREE IN THE U.S. AND CANADA) OR +1 781-575-2137 (FOR CALLS OUTSIDE THE U.S. AND CANADA).

BLUE APRON HOLDINGS, INC.

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of shares of (a) Class A common stock, par value $0.0001 per share and/or (b) certain outstanding warrants to purchase shares of Class A common stock ( the “Lender Warrants”), of Blue Apron Holdings, Inc., a company formed under the laws of Delaware (the “Company”), acknowledge receipt of your letter, the prospectus dated [ ], 2021 (the “Prospectus”), and the other enclosed materials relating to the offering of non-transferable subscription rights (the “subscription rights”) to purchase an aggregate of [●] units (the “Units”) to be issued by the Company.

With respect to any instructions to exercise (or not to exercise) subscription rights, I (we) acknowledge that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern time, on [•], 2021, the scheduled expiration date of the subscription period of the Rights Offering.

In this form, I (we) instruct you whether to exercise subscription rights to purchase Units distributed with respect to the ordinary shares held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Rights Certificate.”

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below.

The number of subscription rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of subscription rights that the undersigned is entitled to exercise.

	Number of Units Subscribed For	Per Unit Subscription Price	Payment
Subscription Privilege		x$[•]	=$
Total Payment Required			=$

Box 3. ☐ Payment in the following amount is enclosed: $ .

Box 4. ☐ Please deduct payment of $ from the following account maintained by you:

(The total of Box 3 and 4 must equal the total payment specified above)

Type of Account: Account No.:

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the Units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, dealer, custodian bank or other nominee that holds your shares. If you do not check Box 1, please do the following:

•	Check Box 2 and fill out the table shown in Box 2.

•	Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.

•	Sign and date this form and mail it to your broker, dealer, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker, dealer, custodian bank or other nominee.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF THE COMPANY, DATED [ ], 2021 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY CALLING 800-903-2897 (TOLL FREE IN THE U.S. AND CANADA) OR +1 781-575-2137 (FOR CALLS OUTSIDE THE U.S. AND CANADA).

BLUE APRON HOLDINGS, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank or other nominee holder of subscription rights to purchase units (each, a “Unit consisting of (i) the Applicable Fraction of one share of Class A common stock, (ii) one warrant to purchase the Applicable Fraction of 0.8 of one share of Class A common stock at an exercise price of $15.00 per share, (iii) one warrant to purchase the Applicable Fraction of 0.4 of one share of Class A common stock at an exercise price of $18.00 per share, and (iv) one warrant to purchase the Applicable Fraction of 0.2 of one share of Class A common stock at an exercise price of $20.00 per share, as described in the Company’s prospectus dated [ ], 2021 (the “Prospectus”), hereby certifies to the Company and Computershare Trust Company, N.A., as subscription agent for the Rights Offering, that the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the subscription privilege as to the number of Units specified below on behalf of beneficial owners of subscription rights:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION RIGHTS EXERCISE
1.
2.
3.
4.
5.

Name of Broker, Dealer, Custodian Bank or Other Nominee

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Depository Trust Company (“DTC”) Participant Number:

Participant:

By:

Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s): _________________________________